The Prudential Series Fund
For the period ended 12/30/09
File number 811-03623


SUB-ITEM 77C

Matters Submitted to a Vote of Security Holders


At special meetings of shareholders held on October 22, 2009, shareholders approved the following reorganizations of the indicated Portfolios
(Target Fund) of the Prudential Series Fund with the indicated
Portfolios (Acquiring Fund) of the Advanced Series Trust.

Portfolio (Target Fund)			AST Portfolio (Acquiring Fund)
SP Aggressive Growth Asset Allocation 	AST Aggressive Asset Allocation
Portfolio 				Portfolio
SP Balanced Asset Allocation Portfolio 	AST Balanced Asset Allocation Portfolio
SP Conservative Asset Allocation	 	AST Preservation Asset Allocation
Portfolio 				Portfolio
Diversified Conservative Growth	   	AST Preservation Asset Allocation
Portfolio 				Portfolio

Voting results for each special meeting held on October 22, 2009 are set forth below:

Reorganization of SP Aggressive Growth Asset Allocation Portfolio into AST Aggressive Asset Allocation Portfolio:

Affirmative:  	15,913,847.132
Against: 		891,538.505
Abstain: 		2,225,022.820


Reorganization of SP Balanced Asset Allocation Portfolio into AST Balanced Asset Allocation Portfolio:

Affirmative:	86,864,876.082
Against: 		4,344,757.440
Abstain: 		12,294,903.758

Reorganization of SP Conservative Asset Allocation Portfolio into AST Preservation Asset Allocation Portfolio:

Affirmative: 	36,492,522.689
Against: 		2,425,782.731
Abstain: 		6,486,030.601


Reorganization of Diversified Conservative Growth Portfolio into AST Preservation Asset Allocation Portfolio:

Affirmative:	7,837,942.958
Against: 		303,460.526
Abstain: 		1,406,476.356


At a special meeting of shareholders held on October 29, 2009 shareholders approved the following reorganizations of the indicated Portfolio (Target Fund) of the Prudential Series Fund with the indicated Portfolio (Acquiring Fund) of the Advanced Series Trust.

Portfolio (Target Fund)			AST Portfolio (Acquiring Fund)
SP PIMCO Total Return Portfolio   		AST PIMCO Total Return Bond Portfolio

Voting results for the October 29, 2009 special meeting are set forth below:

Reorganization of SP PIMCO Total Return Portfolio into AST PIMCO Total Return Bond Portfolio:

Affirmative:  	87,699,327.935
Against: 		1,501,551.444
Abstain: 		3,719,603.708


At a special meeting of shareholders held on October 29, 2009 shareholders approved the reorganization of the SP PIMCO High Yield Portfolio into the High Yield Bond Portfolio.

Voting results for the October 29, 2009 special meeting are set forth below:

Reorganization of SP PIMCO High Yield Portfolio into High Yield Bond Portfolio:

Affirmative:  	16,142,171.323
Against: 		812,230.630
Abstain: 		1,674,970.115